Exhibit 99.1

American CareSource Holdings, Inc. Announces Closing of Public Offering of Securities

Atlanta, GA—(BUSINESS WIRE)—December 9, 2015—American CareSource Holdings, Inc. (Nasdaq: GNOW), an urgent and primary care company operating under the name GoNow Doctors (the “Company”), announced today the closing of an underwritten public offering with total gross proceeds to the company of approximately $7.5 million before deducting underwriting discounts and commissions and other offering expenses payable by the Company. The securities offered by the Company consist of Class A Units, with each Class A Unit consisting of one share of the Company's common stock and one immediately exercisable five-year warrant to purchase one share of common stock with a warrant exercise price of $0.875 per share, and Class B Units, with each Class B Unit consisting of one share of the Company's Series A Convertible Preferred Stock with a stated value of $1,000 and convertible into shares of our common stock at $0.70 per share and five-year warrants to purchase 1,429 shares of common stock, with a warrant exercise price of $0.875 per share. The Class A units were priced at $0.70. The Class B units were priced at $1,000. The underwriter has been granted a 45-day option to purchase up to an aggregate of an additional 15% of the securities sold in the offering to cover over-allotments, if any. The underwriter has exercised in part the option, concurrently with closing, and purchased 350,567 warrants.

Aegis Capital Corp. acted as sole book-running manager for the offering.

A registration statement on Form S-1 relating to these securities has been filed with the U.S. Securities and Exchange Commission (the "SEC") and was declared effective on December 3, 2015. The offering is being made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting Aegis Capital Corp., Prospectus Department, 810 7th Avenue, 18th Floor, New York, NY 10019, or by calling 212-813-1010, or by email at prospectus@aegiscap.com. Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About American CareSource Holdings, Inc.

American CareSource Holdings, Inc. owns a growing chain of ten urgent and primary care centers operating under the tradename, GoNow Doctors and an ancillary services network that provides ancillary healthcare services through its nationwide provider network.

For more information, please contact:

Adam Winger

Interim Chief Financial Officer, Vice President

of Acquisitions, Secretary and General Counsel

awinger@americancaresource.com

(205) 250-8381

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This announcement contains “forward-looking statements,” including statements relating to the public offering. These statements are subject to significant risks and uncertainties, actual results could differ materially from those projected, and the Company cautions stockholders not to place undue reliance on the forward-looking statements contained in this report. Risks and uncertainties exist related to the Company and its business due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company intends these forward-looking statements to speak only as of the date of this press release and undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in the Company’s expectations, except as required by law.